(h)(3)(i)

AMENDED SCHEDULE A

ING GET FUND
ING GET Fund – Series K
ING GET Fund – Series L
ING GET Fund – Series M
ING GET Fund – Series N
ING GET Fund – Series P
ING GET Fund – Series Q
ING GET Fund – Series R
ING GET Fund – Series S
ING GET Fund – Series T
ING GET Fund – Series U
ING GET Fund – Series V

ING SERIES FUND, INC.
Brokerage Cash Reserves
ING Aeltus Money Market Fund
ING Balanced Fund
ING Classic Index Plus Fund
ING Equity Income Fund
ING Global Science and Technology Fund
ING Government Fund
ING Growth Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus SmallCap Fund
ING International Growth Fund
ING Small Company Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Income Fund
ING Value Opportunity Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING VP Strategic Allocation Balanced Portfolio
ING VP Strategic Allocation Growth Portfolio
ING VP Strategic Allocation Income Portfolio

ING VARIABLE FUNDS
ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.
ING VP Global Science and Technology Portfolio
ING VP Growth Portfolio
ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING VP Index Plus SmallCap Portfolio
ING VP International Equity Portfolio
ING VP Small Company Portfolio
ING VP Value Opportunity Portfolio

ING VP BALANCED PORTFOLIO, INC.

ING VP INTERMEDIATE BOND PORTFOLIO

ING VP MONEY MARKET PORTFOLIO